SCHEDULE J
                                       TO
                         THE ADVISORS' INNER CIRCLE FUND
                         AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN
                              DATED ______ __, 2010

                        SANDS CAPITAL GLOBAL GROWTH FUND

--------------------------------------- ------------------------------ -------------------------------
                                                                               INSTITUTIONAL
FUND                                        INVESTOR CLASS SHARES              CLASS SHARES
--------------------------------------- ------------------------------ -------------------------------
Sands Capital Global Growth Fund                      X                              X
--------------------------------------- ------------------------------ -------------------------------

                                                                     EXHIBIT J.1

                        SANDS CAPITAL GLOBAL GROWTH FUND

                        CERTIFICATE OF CLASS DESIGNATION

                              INVESTOR CLASS SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Investor Class Shares are sold without a load or sales charge, or a Rule 12b-1 fee. Investor Class Shares are subject to a shareholder service plan under which the Fund may pay an annual fee up to 0.25% of assets attributable to Investor Class Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance and other services to Investor Class Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.   ELIGIBILITY OF PURCHASERS

     Investor Class Shares are available to individual and retail customers and may require a minimum initial investment (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Investor Class Shares do not currently have an exchange privilege.

4.   VOTING RIGHTS

     Each Investor Class Share shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements;
     (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Investor Class Shares do not have a conversion feature.

                                                                     EXHIBIT J.2

                        SANDS CAPITAL GLOBAL GROWTH FUND

                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES

1.   CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Class Shares are sold without a load or sales charge, and do not impose a shareholder service fee or asset-based sales charge.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Class Shares are principally designed for purchase by institutional investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     Institutional Class Shares do not have exchange privileges.

4.   VOTING RIGHTS

     Each Institutional Class Share shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Institutional Class Shares do not have a conversion feature.